EXHIBIT 10.12

LED LIGHTING COMPANY

737 Southpoint Blvd., Suite E

Petaluma, California

July 1, 2014

Andrew Molasky

100 N. City Parkway, Suite 1700

Las Vegas, Nevada 89106

Re:

Agreement For Consulting Services

Dear Andrew:

This letter agreement (this “Agreement”) sets forth the terms upon which Andrew Molasky, an individual (“Consultant”), and LED Lighting Company, a Delaware corporation (the “Company”), have agreed that Consultant shall provide certain business consulting services to the Company.

1.

Services. Consultant shall provide business consulting services to the Company in the areas described on Exhibit A attached hereto (the “Services”). Except as expressly provided otherwise in this Agreement, Consultant makes no express or implied representations, warranties, or covenants regarding the Services of any kind or nature, including, without limitation, representations, warranties, or covenants regarding Consultant’s qualifications or ability to provide the Services or Consultant’s provision of the Services.

2.

Equity Compensation.

a.

Common Stock and Warrants. As consideration for Consultant’s provision of the Services, the Company agrees to provide compensation to Consultant by issuing Consultant (a) One Million Two Hundred Fifty-Five Thousand Two Hundred Ninety-Five (1,255,295) shares of the Company’s common stock (the “Common Stock”) and (b) a warrant to purchase up to an additional One Million Two Hundred Fifty-Five Thousand Two Hundred Ninety-Five (1,255,295) shares of the Common Stock at One Dollar ($1.00) per share pursuant to the Common Stock Purchase Warrant dated as of the date hereof and executed by the Company in favor of Consultant concurrently herewith (the “Warrant”). The Company shall cause its transfer agent to issue a certificate for the 1,255,295 shares of Common Stock to Consultant within five (5) days after the date of this Agreement.

b.

Consultant Acknowledgements. Consultant acknowledges and agrees that the shares of Common Stock to be issued hereunder, the Warrant, and the shares of Common Stock issuable upon exercise of the Warrant (collectively, the “Securities”) are characterized as “restricted securities” under the Securities Act of 1933 (as amended and together with the rules and regulations promulgated thereunder, the “Securities Act”) and that, under the Securities Act, such Securities may not be resold, pledged or otherwise transferred without registration under the Securities Act or an exemption therefrom. Consultant acknowledges and agrees that (i) the Securities are being issued in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and the Securities have not yet been registered under the Securities Act, (ii) such Securities may be offered, resold, pledged or otherwise transferred only in a transaction registered under the Securities Act, or meeting the requirements of Rule 144, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests) and in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction, and (iii) the Securities shall bear a legend indicating their restricted nature. Consultant represent and warrants he is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, and Consultant either has a pre-existing personal or business relationship with the Company or its officers, directors or controlling persons, or by reason of Consultant’s business or financial experience, or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Company, directly or indirectly, has the capacity to protect Consultant’s interests in connection with his receipt of the Securities.

c.

Piggyback Registration Rights. At any time Consultant owns any of the shares of Company Common Stock issued pursuant to Section 2(a) or owns any shares of Company Common Stock issued by the Company resulting from Consultant’s exercise of the Warrant, if the Company shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall deliver to Consultant a written notice of the Company’s determination to file the registration statement and, if within fifteen days after the date of the delivery of such notice, Consultant shall so elect in writing to the Company, then the Company shall include in such registration statement all or any part of the shares of Company Common Stock held by Consultant which Consultant elects to be included in the registration statement, subject to customary underwriter cutbacks applicable to all holders of registration rights and Consultant’s execution of customary documentation as required by the Company and legal counsel. This Section 2(c) shall survive the expiration or earlier termination of this Agreement.

3.

No Exclusive Duty to the Company; Disclosure of Potential Conflict. The Company hereby agrees that Consultant shall not be required to provide the Services as Consultant’s sole and exclusive activity, and Consultant may have other business interests, and may engage in other activities, in addition to those relating to the Company and/or the Services, even if such business interests and/or activities may be in direct or indirect competition with the business interests and/or activities of the Company. The Company shall have no right, by virtue of this Agreement, the Consultant’s ownership of Common Stock, or otherwise, to share or participate in other investments or activities of Consultant regardless of whether such opportunities have been presented to or discussed with the Company. Without limiting the generality of the foregoing, Consultant has disclosed, and the Company acknowledges and agrees, that Consultant has, and may from time to time in the future have, various investments and business relationships with Goeken Group Corp., a Delaware corporation (“GGC”), Polybrite International, Inc. (“PolyBrite”), an Illinois corporation, and their respective directors, officers, stockholders, managers, members, partners, owners, affiliates, successors, assigns, employees, and agents, and that such investments and business relationships do not and will not (i) create any conflict with the Services or the Consultant’s ownership of Common Stock or (ii) otherwise create any liability hereunder.

4.

Independent Contractor; No Partnership. In providing the Services, Consultant is and shall at all times hereunder be solely an independent contractor to the Company, and nothing in this Agreement shall be interpreted or construed as creating the relationship of employer and employee between the Company and Consultant. Moreover, nothing in this Agreement shall be interpreted or construed as creating any agency, partnership, joint venture, or other comparable relationship between Consultant and the Company.

5.

Term of Agreement. This Agreement shall continue in effect for a period of one (1) year from the date hereof.

6.

Execution and Delivery. This Agreement may be executed in paper form and in counterparts, but delivered by electronic transmission in PDF or by facsimile. All counterparts taken together shall constitute a single agreement.

7.

Purchase Order Financing. The Company and Consultant acknowledge and agree that in or around December 2013, Consultant made a loan to the Company in the sum of Seventy Thousand Dollars ($70,000) in exchange for the Company agreeing to promptly pay to Consultant all sums paid to the Company pursuant to that certain letter agreement between PolyBrite and the Company dated on or around December 27, 2013, regarding an Anchor Mechanical, Inc., purchase order for a University of Illinois at Chicago project. The Company represents and warrants to Consultant that the Company has not yet been paid any sums pursuant to such letter agreement. The Company further acknowledges and agrees that its obligations with respect to the foregoing loan remain in full force and effect as of the date hereof and shall survive the termination or expiration of this Agreement if such obligations have not been fully satisfied prior to such termination or expiration.

Please acknowledge your agreement to these terms by signing below and returning a copy of this Agreement to me. Thank you.

Sincerely,

/s/ Kevin Kearney

Kevin Kearney, CEO

LED Lighting Company

Acknowledged and Agreed:

/s/ Andrew Molasky

Andrew Molasky

EXHIBIT A

SERVICES

•

Identifying LED product sales opportunities for the Company;

•

Assisting the Company with obtaining financing;

•

Assisting in the completion of the Company’s planned transaction with DC Solar; and

•

Acting as a liaison for the Company with senior management of GGC and PolyBrite and assisting in the completion of the Company’s planned transaction with such entities.